SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 25, 2000


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated April 25, 2000.
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 25, 2000









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               April 25, 2000.














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


                                                                   EXHIBIT 99




                                       Contact:  Clif Webb
                                                 (302) 774-4005
                                                 r.clifton.webb@usa.dupont.com


                         DUPONT REPORTS FIRST QUARTER
                                 2000 EARNINGS
                         -----------------------------


        WILMINGTON, Del., April 25 -- DuPont reported record first quarter underlying earnings from continuing operations of $.85 per share, 29 percent higher than the $.66 per share earned in the first quarter last year. Including one-time items in both periods and discontinued operations in 1999, earnings per share were $.76 compared to $.58 in 1999.

                     Earnings Comparisons - First Quarter
                     ------------------------------------
                             ($ per share diluted)

                                                         Including
                                   Underlying          One-Time Items
                                 ---------------     ------------------
                                 2000      1999        2000      1999
                                 -----     -----       ----      -----
    Continuing Operations        $.85      $.66        $.76      $.55
    Discontinued Operations        -        .03          -        .03
                                 ----      ----        ----      ----
    Total                        $.85      $.69        $.76      $.58

First Quarter Highlights
------------------------
     o Sales increased 21 percent over the prior year driven by volume growth and acquisitions.

     o Underlying after-tax operating income was $1.1 billion, 21 percent above last year.

     o  Sales volume, excluding acquisitions, grew 6 percent.

     o More than half of the company's strategic business units had double-digit earnings growth.








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Positioning for Growth
----------------------
     o Gains to the bottom line from the integration of Herberts into DuPont continue on track. A Phase II restructuring was recently announced with expected annual after-tax savings of about $50 million when fully implemented by mid-2001.

     o The company announced several new additions to its higher growth businesses including Protein Technologies International's soy-protein joint venture with General Mills; DuPont iTechnologies' acquisition of UNIAX Corporation to enhance efforts in flat panel displays; the proposed acquisition of Aventis Pharma's research facilities in Romainville, France, to add to our pharmaceuticals research and development capabilities; and announcement of a new product and brand category, ZodiaqTM quartz surfacing, to complement "Corian" solid surfacing.

     o The company continued to actively pursue expansion of its e-business initiatives including the formation of CapSpan, a joint venture with Internet Capital Group, Inc.; Rooster.com, an agricultural industry market maker serving the farm community; and plans to create a thermoplastics business-to-business global e-marketplace.

        "We are off to an excellent start this year achieving record perform-ance in the first quarter," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer, commenting on underlying continuing operations. "Worth noting is the strong double-digit earnings growth from a majority of our higher value-added businesses including "Lycra", "Kevlar", iTechnologies, Fluoropolymers, "Corian", Fluorochemicals, Performance Coatings, Elastomers, and White Pigment & Mineral Products. Additionally, strong seasonal earnings from our Pioneer Hi-Bred International business segment and early signs of recovery in the Polyester Enterprise contributed to first quarter success."
        Looking ahead to the rest of the year, Holliday said, "In the face of a business environment that includes higher raw material costs, higher interest rates and negative currency impacts, we are intensely focused on





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



execution. Based upon our efforts in pricing, the momentum in productivity from Six Sigma and our continued transition to greater growth of high value-added products, we remain committed to delivery of strong double-digit earnings per share growth in 2000."
Global Sales and Income Highlights
----------------------------------
        First quarter 2000 sales were a record $7.6 billion, 21 percent over the first quarter 1999. This increase is the result of 6 percent higher volume from comparable businesses, 18 percent growth from the Herberts and Pioneer acquisitions and flat local currency prices. Sales were reduced
3 percent due to the currency effect from the stronger U.S. dollar. Regional results, including acquisitions, are summarized below:
     o Sales in the Asia Pacific Region increased 33 percent, 31 percent from volume growth plus a 2 percent currency benefit, principally the stronger yen.

     o In Europe, sales were up 30 percent with 40 percent higher volume offset by 10 percent lower prices due to currency effect, principally the weaker euro.

     o U.S. sales were up 15 percent reflecting 16 percent higher volume and 1 percent lower prices.

     o  Canada, Mexico and South America sales were up 23 percent.

        Underlying earnings from continuing operations were $898 million, compared to $749 million in the first quarter 1999, up $149 million or 20 percent. Acquisitions and benefits from lower pension costs added about $200 million to first quarter net income. Key offsetting factors were significantly higher raw material costs and a stronger U.S. dollar that together reduced earnings by $110 million. The remaining improvement in net income largely reflects higher volumes.



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



        A one-time net charge of $95 million or $.09 per share was recorded in the quarter, principally a noncash charge reflected in higher cost of goods sold due to the step-up to fair value, made in accordance with purchase accounting rules, for Pioneer inventories acquired October 1, 1999. This was partly offset by a gain from the sale of certain equity investments held by Pioneer.
Business Segment Performance
----------------------------
        Total segment sales and transfers, which include a pro rata share of affiliates' sales, were $8.4 billion in the first quarter compared to $6.9 billion last year, up 21 percent. Underlying segment earnings of $1.1 billion were 21 percent higher than last year. Results for individual segments are summarized below:
     o Pioneer - Pioneer's selling season is off to a good start with first quarter sales of $921 million and underlying ATOI of $172 million (versus a loss of $7 million last year). This reflects the increase in ownership from 20 percent in the first quarter of 1999 to full ownership this year. In addition, the quarter ending month was shifted from February, as used in last year's first quarter reporting, to the seasonally stronger month of March for current year reporting. On a calendar-year comparable basis, Pioneer sales are expected to be modestly above 1999 levels.

     o Performance Coatings & Polymers - Segment earnings were up 28 percent, reflecting increases in all business units. Sales were up 44 percent, 36 percent of which reflects the addition of Herberts. Herberts also contributed about half of the segment's earnings growth. Engineering Polymers earnings growth continued with strong worldwide volumes offsetting a negative currency impact, principally in Europe.

     o Pigments & Chemicals - Segment earnings were up 12 percent, reflecting increased earnings for White Pigment & Mineral Products (WPMP) and Fluorochemicals. Fluorochemicals continued to benefit from increased sales of CFC alternative products, and WPMP from higher worldwide volumes with particularly strong growth in Europe and Asia. For the segment, currency decline was offset by higher local prices.







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





     o Specialty Fibers - Segment earnings increased 11 percent reflecting significantly higher sales volumes for "Lycra" spandex and Advanced Fiber Systems, particularly "Kevlar" fiber, that more than offset price weakness in Europe due to currency.

     o Specialty Polymers - Segment earnings were up 1 percent as sales increased 10 percent. Excluding the Packaging & Industrial Polymers (P&IP) business, segment earnings growth was 14 percent. P&IP earnings were adversely affected by significantly higher ethane and other raw material costs.

     o Polyester Enterprise - Segment earnings improved to $9 million versus a loss of $6 million last year, principally due to lower costs from restructuring. Improved results occurred in Polyester Resins & Intermediates and Polyester Films. Positive pricing actions have helped to dampen the negative impact of higher raw material costs. Segment sales for the quarter were down 6 percent, primarily as a result of extensive restructuring of a significant portion of the enterprise into joint ventures. Current results reflect 50 percent ownership in three joint ventures that were formed since the first quarter of last year.

     o Nylon Enterprise - Segment earnings were 15 percent lower on slightly higher sales, reflecting lower variable margins as revenue from selling price increases are lagging sharp run-up in raw material costs. Volumes including intermediates remain strong.

     o Pharmaceuticals - Segment earnings were down 28 percent as significant earnings growth from SustivaTM efavirenz was more than offset by planned higher R&D expense, supply-limited sales in "Sinemet Brand"; and as expected, lower sales of "Coumadin" (warfarin sodium tablets, USP).

             Major product sales for the current quarter, comparable quarter and prior year are shown below:

                                         1Q 2000     1Q 1999     YR 1999
                                         -------     -------     -------
             ($ in millions)

             "Coumadin"                   $100        $160        $464
             SustivaTM                      96          15         211
             "Sinemet Brand"                64          93         331
             "Cardiolite"/MiralumaTM        40          41         210

     o Agriculture & Nutrition - Segment earnings declined 36 percent due to significant weakness in the U.S. crop protection products business. While U.S. sales of crop protection products fell 41 percent, business in Asia and South America continues to grow with combined sales up
        11 percent. Nutrition and Health businesses had double-digit revenue growth. Total segment sales dropped 13 percent on 11 percent lower volume and 2 percent lower prices.



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





     o  Other - Segment earnings for the quarter were $2 million versus
        $10 million in 1999, principally reflecting the absence of a gain recorded last year on the sale of shares of DuPont Photomasks, Inc.


Forward-Looking Statements: This news release contains forward-looking state-ments based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; research and development of new products, including regulatory approval and market acceptance, seasonality of sales of agricultural products.


                                      ###

4/25/00










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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



                                                               Three Months Ended
CONSOLIDATED INCOME STATEMENT                                       March 31
--------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         2000         1999
-------------------------------------------------------------------------------------
SALES ....................................................     $7,593       $6,295
Other Income<Fa> .........................................        348           18
                                                               ------       ------
    Total ................................................      7,941        6,313
                                                               ------       ------
Cost of Goods Sold and Other Expenses<Fb> ................      4,856        3,840
Selling, General and Administrative Expenses .............        757          535
Depreciation .............................................        351          335
Amortization of Goodwill and Other Intangible Assets<Fc>..        107           33
Research and Development Expense .........................        421          358
Interest and Debt Expense ................................        201           96
Purchased In-Process Research and Development<Fd> ........        (11)          40
                                                               ------       ------
    Total ................................................      6,682        5,237
                                                               ------       ------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND MINORITY INTERESTS .................................      1,259        1,076
Provision for Income Tax Expenses ........................        439          432
Minority Interests in Earnings of Consolidated
  Subsidiaries ...........................................         17           16
                                                               ------       ------
INCOME FROM CONTINUING OPERATIONS ........................        803          628
DISCONTINUED OPERATIONS
  Gain on Disposal of Discontinued Business,
    Net of Income Taxes ..................................        -             35<Fe>
                                                               ------       ------
NET INCOME ...............................................     $  803       $  663
                                                               ======       ======


BASIC EARNINGS PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations ..................................     $  .76       $  .55
  Discontinued Operations ................................        -            .04
                                                               ------       ------
  Net Income .............................................     $  .76       $  .59
                                                               ======       ======
DILUTED EARNINGS PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations ..................................     $  .76       $  .55
  Discontinued Operations ................................        -            .03
                                                               ------       ------
  Net Income .............................................     $  .76       $  .58
                                                               ======       ======
DIVIDENDS PER SHARE OF COMMON STOCK ......................     $  .35       $  .35
                                                               ======       ======




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[FN]
FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
------------------------------------------
<Fa> First quarter 2000 includes a $176 gain resulting from the sale by
     Pioneer of certain equity securities classified as available for sale. First quarter 1999 includes an exchange loss of $131 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts, the automotive coatings business of Hoechst AG. The purchase price for Herberts was negotiated in German marks.

<Fb> In accordance with purchase accounting rules applied to the acquisition of the remaining 80 percent ownership interest in Pioneer on October 1, 1999, Pioneer inventory was increased to fair value. This inventory step-up generates noncash charges to cost of goods sold as the inventory on hand at the acquisition date is sold. The charge in first quarter 2000 was $347.

<Fc> 2000 includes amortization expense associated with acquisitions of
     Herberts and Pioneer. Prior to October 1, 1999, the Company's 20 percent ownership in Pioneer was accounted for under the equity method and results (including amortization expense) were reported as Other Income.

<Fd> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition, for which technological feasibility has not yet been established, and which have no alternative future use in research and development activities or otherwise.

     During first quarter 2000, a credit of $11 was recorded based on revisions of preliminary purchase price allocations associated with the October 1, 1999 purchase of the remaining 80 percent ownership interest in Pioneer. During first quarter 1999, an estimated charge of $40 was recorded in conjunction with the purchase of Herberts, based on preliminary allocations of purchase price.

<Fe> Includes operating results of the Company's interest in Conoco.

<Ff> Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                                   Three Months Ended
                                        March 31
                           ---------------------------------
                               Basic             Diluted
                           -------------      -------------
                 2000      1,047,036,515      1,057,077,345
                 1999      1,127,086,632      1,138,090,171








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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



CONSOLIDATED SEGMENT INFORMATION -                              Three Months Ended
CONTINUING OPERATIONS<Fa>                                            March 31
---------------------------------------------------------------------------------------
(Dollars in millions)                                             2000        1999
--------------------------------------------------------------------------------------
SEGMENT SALES<Fb>
-------------
Agriculture & Nutrition ....................................    $  626       $  720
Nylon Enterprise ...........................................     1,123        1,103
Performance Coatings & Polymers ............................     1,653        1,150
Pharmaceuticals ............................................       389          409
Pigments & Chemicals .......................................       960          866
Pioneer ....................................................       921           60
Polyester Enterprise .......................................       589          624
Specialty Fibers ...........................................       905          863
Specialty Polymers .........................................     1,091          989
Other ......................................................       125          115
                                                                ------       ------
    Total Segment Sales ....................................     8,382        6,899

Elimination of Intersegment Transfers ......................      (159)        (174)
Elimination of Equity Affiliate Sales ......................      (632)        (431)
Miscellaneous ..............................................         2            1
                                                                ------       ------
    SALES ..................................................    $7,593       $6,295
                                                                ======       ======
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition ....................................    $   63       $   98
Nylon Enterprise ...........................................        87          102
Performance Coatings & Polymers ............................       179          100<Fc>
Pharmaceuticals ............................................        54           75
Pigments & Chemicals .......................................       163          146
Pioneer ....................................................        77<Fd>       (7)
Polyester Enterprise .......................................         9           (6)
Specialty Fibers ...........................................       201          181
Specialty Polymers .........................................       165          164
Other ......................................................         2           10
                                                                ------       ------
    Total Segment ATOI .....................................     1,000          863

Interest & Exchange Gains and Losses .......................      (123)        (163)<Fe>
Corporate Expenses .........................................       (74)         (72)
                                                                ------       ------
    INCOME FROM CONTINUING OPERATIONS ......................    $  803       $  628
                                                                ======       ======






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[FN]
NOTES TO CONSOLIDATED SEGMENT INFORMATION - CONTINUING OPERATIONS
-----------------------------------------------------------------
<Fa> Certain reclassifications of segment data have been made to reflect changes in organizational structure.

<Fb> Includes pro rata equity affiliate sales and intersegment transfers.

<Fc> Includes an estimated charge of $40 based on preliminary purchase price allocations in conjunction with the purchase of Herberts related to the value assigned to purchased in-process research and development.

<Fd> Includes a noncash charge of $215 resulting from the sale of acquired
     Pioneer inventories which, in accordance with purchase accounting rules, were recorded at fair value on October 1, 1999, partly offset by a $109 gain resulting from the sale of certain equity securities classified as available for sale, and a credit of $11 to reduce the preliminary purchase price allocated to purchased in-process research and development.

<Fe> Includes an exchange loss of $81 on forward exchange contracts purchased in 1998 to lock in the U.S. dollar cost of the acquisition of Herberts. The purchase price for Herberts was negotiated in German marks.











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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



SEGMENT SALES VARIANCES
(1ST QUARTER 2000 VS 1ST QUARTER 1999)
---------------------------------------------------------------------------------------
                                                    Sales    Percentage Change Due to:
                                                   Percent   -------------------------
                                                    Change   Price   Volume   Other<Fa>
                                                   -------   -----   ------   --------
                                                     (%)      (%)      (%)      (%)
Agriculture & Nutrition .........................     (13)    (2)      (11)
Nylon Enterprise ................................       2     (1)        3
Performance Coatings & Polymers .................      44     (4)       12        36
Pharmaceuticals .................................      (5)    (5)       (0)
Pigments & Chemicals ............................      11      0        11
Pioneer .........................................   1,435      -         -     1,435
Polyester Enterprise ............................      (6)     -         -        (6)
Specialty Fibers ................................       5     (5)       10
Specialty Polymers ..............................      10     (4)       14

--------------------------
<Fa> Includes sales increase/decrease due to acquisitions
     and/or joint venture formation.


CONSOLIDATED INDUSTRY SEGMENT INFORMATION
EXCLUDING IMPACT OF ONE-TIME ITEMS -                            Three Months Ended
CONTINUING OPERATIONS                                                March 31
---------------------------------------------------------------------------------------
(Dollars in millions)                                             2000        1999
--------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME (LOSS)
---------------------------------
Agriculture & Nutrition .........................               $   63       $  98
Nylon Enterprise ................................                   87         102
Performance Coatings & Polymers .................                  179         140
Pharmaceuticals .................................                   54          75
Pigments & Chemicals ............................                  163         146
Pioneer .........................................                  172          (7)
Polyester Enterprise ............................                    9          (6)
Specialty Fibers ................................                  201         181
Specialty Polymers ..............................                  165         164
Other ...........................................                    2          10
                                                                ------       -----
    Total Segment ATOI ..........................                1,095         903

Interest & Exchange Gains (Loss) ................                 (123)        (82)
Corporate Expenses ..............................                  (74)        (72)
                                                                ------       -----
    INCOME FROM CONTINUING OPERATIONS ...........               $  898       $ 749
                                                                ======       =====



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